UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

Procera Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33691	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4121 Clipper Court, Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2012, the Board of Directors (the “Board”) of Procera Networks, Inc. (“Procera”) appointed Elizabeth J. Huebner as a director of Procera. Ms. Huebner will serve on the Audit Committee of the Board as its Chairperson.

Ms. Huebner, age 54, has served as a director of Blucora, Inc. (formerly Infospace, Inc.) (Nasdaq: BCOR), an online search and tax preparation software company, since May 2009. Ms. Huebner retired from a 26-year career in the finance sector in 2006. Ms. Huebner was Chief Financial Officer from 2000 to 2006 at Getty Images, Inc., a provider of visual content and rights services. Prior to her service at Getty Images, Ms. Huebner was Chief Financial Officer of Primus Knowledge Solutions, Inc., a software company specializing in knowledge management and self-service.

In connection with her election to the Board, Ms. Huebner was granted an option to purchase 5,000 shares of Procera’s common stock, which was fully vested as of the date of grant, and has an exercise price equal to the closing price of one share of Procera’s common stock on the grant date. In accordance with Procera’s compensation policy for non-employee directors, Ms. Huebner was also awarded a restricted stock grant with a value of $45,000, with the number of shares of Procera’s common stock measured based on the closing price of one share of Procera’s common stock on the grant date. One quarter of the shares subject to the restricted stock grant shall vest on the first day of each quarter following the date of grant during her service on the Board, subject to full acceleration in the event Ms. Huebner does not stand for reelection at Procera’s next annual meeting of stockholders.

As a non-employee director, Ms. Huebner will be entitled to receive Procera’s standard fees, payable in cash, for attendance at meetings of the Board and the Audit Committee and service as the Chairperson of the Audit Committee, as disclosed under “Components of Director Compensation—2012 Director Compensation” in Procera’s 2012 Annual Meeting of Stockholders Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 12, 2012.

Procera also intends to enter into its standard form indemnification agreement with Ms. Huebner, which was filed as Exhibit 10.6 to Procera’s Form 10-Q filed with the Securities and Exchange Commission on August 12, 2009 and is incorporated by reference herein.

There are no family relationships between Ms. Huebner and any director or other executive officer of Procera and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Huebner has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On September 17, 2012, Procera issued a press release announcing the appointment of Ms. Huebner to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

99.1	Press Release, dated September 17, 2012, announcing the appointment of Elizabeth J. Huebner to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.

Date: September 18, 2012	By:	/s/ Charles Constanti
	Name:	Charles Constanti
	Title:	Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description

99.1	Press Release, dated September 17, 2012, announcing the appointment of Elizabeth J. Huebner to the Board of Directors.